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                      SCHEDULE 14(A) INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]Preliminary Proxy Statement
[ ]Definitive Proxy Statement		[   ]  Confidential, for Use of the
[X]Definitive Additional Materials	       Commission only (as
[ ]Soliciting Material Under Rule 14a - 12     permitted by Rule 14a-6(e)(2))

                   FIRST AMERICAN CAPITAL CORPORATION
                    Attn:  Harland Priddle, Chairman
                     1303 S.W. First American Place
                         Topeka, Kansas 66604
                          Phone: 785/267-7077
                   with a copy to William Schutte, Esq.
                    Polsinelli, Shalton & Welte, P.C.
                    6201 College Boulevard, Suite 500
                       Overland Park, Kansas 66211
                          Phone: 913/451-8788
             (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[   ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
	0-11.

1)	Title of each class of securities to which transaction applies:
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2)	Aggregate number of securities to which transaction applies:
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3)	Per unit price or other underlying value of transaction computed
	pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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4)	Proposed maximum aggregate value of transaction:
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5)	Total fee paid:
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[   ]	Fee paid previously with preliminary materials.
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[   ]	Check box if any part of the fee is offset as provided by Exchange
	Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



1)	Amount previously paid:
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2)	Form, Schedule or Registration Statement No.:
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3)	Filing Party:
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4)	Date Filed:
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FOR IMMEDIATE RELEASE

CONTACT:
Harland E. Priddle, Chairman
First American Capital Corporation
785/267-7077 or 620/664-3304



             FIRST AMERICAN CAPITAL RELEASES FULL TEXT OF
                     INSURANCE DEPARTMENT LETTER


Topeka, Kansas - May 29, 2003 - First American Capital Corporation previously disclosed, on May 23, 2003, that the Office of the Kansas Commissioner of Insurance had restricted the voting of white proxies gathered by a dissident group of shareholders being financed by Citizens, Inc. of Austin, Texas, in connection with the election of dissident nominees to First American Capital's Board of Directors. Today, First American Capital releases the full text of the Insurance Commissioner's letter.
(See attachment.)

First American Capital understands that the Citizens Group has subsequently requested that the Kansas Insurance Department allow it to vote its white proxies at the June 2, 2003 meeting. In the alternative, the Citizens Group has asked that its white proxies to be certified at the meeting without the votes being counted until and unless the Kansas Insurance Commissioner approves the regulatory filing of the Citizens Group or to be voted and counted on a vote to adjourn the June 2nd meeting to a later time. If the Kansas Insurance Department determines any of these requests to be meritorious, the Citizens Group may be able to vote its proxies for all or limited purposes at the June 2nd meeting.

MANAGEMENT OF FIRST AMERICAN CAPITAL URGES EVERY SHAREHOLDER TO SUPPORT MANAGEMENT BY VOTING FOR MANAGEMENT'S NOMINEES ON THE BLUE PROXY CARD AND MAILING IT TODAY TO UMB BANK.



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Attachment


                   KANSAS INSURANCE DEPARTMENT


May 23, 2003


John C. Frieden
Frieden, Haynes & Forbes
555 South Kansas Avenue, Suite 303
P. O. Box 639
Topeka,  KS  66601-0639
Fax # 232-5841

William W. Sneed
Polsinelli, Shalton & Welte
555 Kansas Avenue, Suite 301
Topeka,  KS  66603-3443
Fax #233-1939

Re:	Annual Meeting of Shareholders of First American Capital Corporation
	June 2, 2003 - Objection of KID to the voting proxies

Dear Counsel:

On May 21, 2003, Kevin Fowler of Frieden, Haynes & Forbes, acting on behalf of Harold E. Riley, Mark A. Oliver and Citizens, Inc., had delivered to the Kansas Insurance Department the documents which completed the Form A Statement of Riley, Oliver and Citizens, Inc. seeking approval to vote proxies in favor of an alternate slate of directors of First American Capital Corporation at the above referenced shareholders meeting. The Department now considers the Form A filed, but at this time has not approved, nor decided to deny, the same.

Several hours prior to the delivery of the Form A documents, an individual delivered to employees of the Department documents which raise questions regarding the plans of Riley, Oliver and Citizens, Inc. in making changes in management, as well as the competence, experience and integrity of those persons (not Riley, Oliver or Citizens, Inc.) who would control the operation of the First American under their plan.

On that basis, two examiners were sent to the home office of First American to examine the financial records of the company. No conclusions yet have been reached, however, sufficient information has been recovered to lead the Department to the conclusion that further investigation is needed. It is hoped that this examination can be completed by next week.

Given the above, as well as the statutory notice time lines, a hearing, if a hearing is required on the Form A of Riley, Oliver and Citizens, Inc., would not be practical prior to June 2, 2002. It is hoped that by next week, sufficient information will be available to determine if a hearing is needed. If it is determined that a hearing is needed, one will be scheduled.

As to the voting of the proxies gathered by or on behalf of Riley, Oliver and Citizens, Inc., it appears to the commissioner that the use of any of these proxies would be a violation of the Kansas Insurance Holding Companies Act. She objects to their use, in any manner whatsoever.
If any of these proxies are used at the upcoming shareholders meeting she will take appropriate action which may include the filing of a suit in the Shawnee County District Court, the seizure of the proxies and the invalidation of any actions resulting from the use of the proxies.

Finally, the Commissioner of Insurance will consider the use of Riley, Oliver and Citizens, Inc. proxies a knowing and willful violation of the Act.

				Sincerely,



				Robert (Bob) Tomlinson
				Assistant Commissioner of Insurance